Exhibit 10.21

CONFIDENTIAL TREATMENT REQUESTED - REDACTED COPY
Industrious
MEMBERSHIP AGREEMENT AMENDMENT
Contract Date: 7/23/2020
This Industrious Membership Agreement Amendment ("Amendment") is made by and between the Industrious entity or entities ("Industrious") and the member ("Member") set forth below, and serves to modify that certain Industrious Membership Agreement executed by the parties dated (the "Agreement"):

Industrious		Member
Name	INDUSTRIOUS NYC 1411 BROADWAY	Company Name	Ascend Wellness Holdings
Location Address	1411 Broadway 16th Floor New York, NY 10018	Contact Name	Abner Kurtin
		Email	[REDACTED]
The Agreement, including the relevant information on the signature page thereto, is hereby amended to specify that Member shall have access to and services relating to the following office space (the "Office Space"), at the following terms:

Office No(s).	Office Size (Seats)	Monthly Fee	ACH Discount	Security Deposit	Conference Room Allowance
NYCBRY046	2	$3,320.25	[***]% discount off Monthly Fee for payments made by ACH via Industrious' billing portal	$5,244.00	7 hours per month
NYCBRY047	7	$8,455.00	[***]% discount off Monthly Fee for payments made by ACH via Industrious' billing portal	$13,345.12	12 hours per month

License Start Date	Earliest Expiration Date	Month-to-Month Agreement	One Month Termination Option	Credit Card and Debit Card Surcharge
(Month-to-Month Agreements Only)
8/1/2020	6-Month 2/28/2021	No	No	NA

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Member licensed Suite A of the Premises (the "Original Office Space") pursuant to the Agreement, and Member and Industrious acknowledge and agree that Member shall vacate and surrender the Original Office Space on or before the Contract Date of this Amendment in the condition required under the Agreement. Effective on the Contract Date of this Amendment, Tenant hereby agrees to license the New Office Space and the "Office Space" shall mean the New Office Space.
Pursuant to the Agreement, Industrious holds a security deposit in the amount of $69,536.00 (the "Security Deposit"). Industrious and Member agree that the Security Deposit shall be reduced and applied as follows:
(i) $11,775.25 per month shall be applicable to the Monthly Fee for the Office Space for the months of August, September and October for the calendar year 2020 (i.e., $35,325.75 in the aggregate); (ii) the Security Deposit held by Industrious shall be reduced to $18,589.12; and (iii) $15,621.13 shall be retained by and released to Industrious.

TIME-LIMITED PROMOTION
In recognition of the uncertainty associated with governmental stay-at-home orders implemented as a result of the COVID-19 pandemic, if this Amendment is signed on or before September 30, 2020 and results in either (a) the extension of the Agreement for a Term of six (6) months or greater and/or (b) the expansion or addition of Office Space for a Term of six (6) months or greater, Industrious will honor the following discount, notwithstanding any language to the contrary elsewhere in this Amendment or in the Agreement: In the event that a governmental stay-at-home order is implemented In the jurisdiction where the Office Space Is located, and such order endures for more than five (5) business days, Member will receive a pro-rated discount of [***] percent ([***]%) off the License Fee set forth in this Amendment for every business day that such order is in effect. A "business day" for purposes of this paragraph is a day of the week from Monday through Friday. The discount set forth in this paragraph shall be in effect for the period from June 30, 2020 through and including December 31, 2020, unless otherwise extended in writing by Industrious.

The applicable provisions of this Amendment shall be deemed to be incorporated into the Agreement in full and to be an integral part thereof as though fully set forth therein. With the exception of the above amendment, all other provisions of the Agreement shall remain in full force and effect. Capitalized terms not otherwise defined in this Amendment shall retain their definitions set forth in the Agreement. This Amendment may be executed in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Signatures to this Amendment transmitted by electronic means shall be valid and effective to bind the party so signing. This Amendment will not be valid until approved and signed by an authorized representative of Industrious.
By signing below, each party acknowledges that it has read and understood this Amendment and agrees to be bound by its terms, effective as of the Contract Date set forth above.

Industrious:	Member:
By:	By:

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Name: [REDACTED]	Company Name: Ascend Wellness Holdings
Title: Community Manager	Contact Name: Abner Kurtin
Title: CEO
Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

DOCUMENT NAME:	Ascend Wellness Holdings - Amendment FINAL
DOC ID:	[REDACTED]

ELECTRONICALLY SIGNED BY:
Name:	Abner Kurtin
Title:	Founder
Company:	AWH
Email:	[REDACTED]
Date!Time:	August 2, 2020 13:57:10
IP Address:	[REDACTED]
/s/ Abner Kurtin

Name:	[REDACTED]
Date!Time:	August 4, 2020 08:53:55
/s/ Lauren Cohen

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.